The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-295042
Subject to Completion, Dated April 14, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 16, 2025)
$800,000,000
Common Stock
TeraWulf Inc. is offering $800,000,000 of shares of its common stock, par value $0.001 per share (“Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus.
We intend to use the net proceeds of this offering to finance a portion of the cost of construction of a data center at our site in Hawesville, Kentucky (the “Hawesville Site”), including repayment in full of amounts outstanding under our Bridge Credit Facility (as defined herein), for future site acquisitions and for general corporate purposes. See “Use of Proceeds.”
Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WULF.” On April 13, 2026, the last reported sale price of our Common Stock on Nasdaq was $19.45 per share.
See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying shares of our Common Stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds before offering expenses, to us	$	$

(1)
Assumes no exercise of the underwriters’ option to purchase additional shares of Common Stock described below.

(2)
See “Underwriting” for additional information regarding underwriter compensation.

We have granted the underwriters a 30-day option to purchase up to $120,000,000 of additional shares of our Common Stock at the public offering price less underwriting discounts and commissions.
The underwriters expect to deliver the shares of Common Stock against payment in New York, New York on              , 2026.
Lead Bookrunning Manager
Morgan Stanley
Prospectus Supplement dated             , 2026.

Prospectus Supplement
Prospectus
We have not, and the underwriter has not, authorized anyone to provide you with any information that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have prepared. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer to sell these securities in any state or other jurisdiction where the offer and sale is not permitted.
The shares of Common Stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes that the underwriters do not exercise their option to purchase additional shares of Common Stock.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at investors.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026 (including “Description of Securities,” as set forth in Exhibit 4.1 filed thereto) (our “Annual Report”);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement for the 2025 Annual Meeting of Stockholders filed with the SEC on March 26, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on February 2, 2026 and March 16, 2026 (other than information furnished pursuant to Item 7.01 of such reports).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of

S-ii

(1) the completion of the offering of the securities described in this prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
TeraWulf Inc.
Attention: Stefanie Fleischmann, Chief Legal Officer
9 Federal Street
Easton, Maryland 21601
(410) 770-9500

S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involves risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not-forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
•
the ability to complete our data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates;

•
the ability to attract additional customers to lease our high-performance computing data centers;

•
the need to raise additional capital to meet our business requirements in the future, which may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders;

•
adverse geopolitical or economic conditions, including a high inflationary environment and the implementation of new tariffs and more restrictive trade regulations;

•
security threats or unauthorized or impermissible access to our data centers, our operations or our digital wallet;

•
counterparty risk with respect to our digital asset custodian and our mining pool provider;

•
employment workforce factors, including the loss of key employees;

•
changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;

•
conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in the value of bitcoin;

•
currency exchange rate fluctuations; and

•
other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether a as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
In this prospectus supplement, the terms “TeraWulf,” the “Company,” “we,” “us” and “our” refer to TeraWulf Inc., unless otherwise specified or the context requires otherwise.

S-iv

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.
Business Overview
We are a vertically integrated owner, developer, and operator of large-scale digital infrastructure in the United States, purpose-built to support high-performance computing (“HPC”) workloads, including artificial intelligence (“AI”), machine learning, and advanced cloud applications.
Our strategy is grounded in controlling infrastructure at utility scale and pairing compute-optimized facilities with reliable, long-duration power resources. By controlling land use through ownership or long-term ground leases, together with interconnection rights, electrical and cooling infrastructure, and, where applicable, on-site generation, we deliver resilient, cost-efficient capacity to hyperscale and enterprise customers through long-term hosting arrangements. These hosting arrangements are typically structured as long-term data center leases, generally ranging from 10 to 25 years, and in certain cases benefit from investment-grade credit support, enhancing the durability and finance ability of contracted revenues.
This infrastructure-first approach enables TeraWulf to serve Tier-1 counterparties while maintaining operational control, development flexibility, and disciplined capital allocation.
Our platform is differentiated by long-term control of utility-scale infrastructure, deep in-house power and grid expertise, and a scalable development model supported by long-term, credit-enhanced customer contracts.
Contracted HPC Platform and Development Pipeline
Our contracted HPC platform currently consists of two primary campuses:
•
Lake Mariner Data Campus (the “Lake Mariner Data Campus”), located in Barker, New York within the single-state New York Independent System Operator (“NYISO”) market; and

•
Abernathy HPC Campus (the “Abernathy HPC Campus”), located in Abernathy, Texas, within the Southwest Power Pool (SPP).

Both campuses have been engineered for phased, large-scale deployments of liquid-cooled, hyperscale compute and are supported by long-term contractual arrangements with credit-enhanced counterparties. Together, these campuses have contracted 522 MW of critical IT load with long-dated revenue visibility. These long-term agreements provide multi-year, contracted revenue visibility and form the foundation of the Company’s infrastructure-based business model.
In February 2026, we entered into an Agreement of Purchase and Sale for a former industrial site in Hawesville, Kentucky (the “Hawesville Site”). The Hawesville Site is a strategically located brownfield infrastructure site which includes more than 250 buildable acres with immediate access to power infrastructure, including multiple high-voltage transmission lines, an on-site energized substation, and a direct connection to the regional transmission network. We plan on constructing and operating a HPC/AI data center on the Hawesville Site and are in discussions with potential customers for the site. The Hawesville Site has up to 480 MW of gross power availability; construction is expected to commence in 2026, with a phased buildout extending through 2027, subject to site planning and permitting approvals.
In March 2026, we entered into a 364-day $500 million delayed draw senior secured bridge facility (the “Bridge Credit Facility”), the proceeds of which may be used to finance the construction of a data center at the Hawesville Site. We intend to use a portion of the proceeds from this offering to repay the Bridge Credit Facility in full.
In addition to our contracted campuses, the Company owns and/or controls a portfolio of infrastructure sites that support future HPC development:

•
Justified Data (“Justified Data” or the “Hawesville Site”), located in Hawesville, Kentucky. The Hawesville Site is a strategically located brownfield infrastructure site which includes more than 250 buildable acres with immediate access to power infrastructure, including multiple high-voltage transmission lines, an on-site energized substation, and a direct connection to the regional transmission network. We plan on constructing and operating a HPC/AI data center on the Hawesville Site and are in discussions with potential customers for the site.

•
Lake Hawkeye (“Lake Hawkeye” or the “Cayuga Site”), a long-term ground lease in Lansing, New York which, upon completion of permitting and site development, has the potential to support up to 400 MW of gross capacity, representing approximately 320 MW of contractual critical IT load. The Cayuga Site provides another anchor location with existing interconnection and supporting infrastructure and represents a key component of the Company’s forward development pipeline.

•
Chesapeake Data (“Chesapeake Data” or the “Morgantown Site”), located in Morgantown, Maryland. In December 2025, we entered into an agreement to acquire a power generation facility and associated infrastructure at the Morgantown Site, which is expected to support future data center development. Completion of the transaction is subject to regulatory approvals, including approval from the Federal Energy Regulatory Commission (“FERC”), and there can be no assurance that such approvals will be obtained or that the transaction will be completed on the anticipated timeline or at all.

Through a combination of contracted capacity and future expansion opportunities, we have established a multi-regional HPC platform designed to support sustained, long-term growth aligned with customer demand and power availability. Our development model targets the contraction of approximately 250 MW to 500 MW of new critical IT HPC capacity annually, aligned with customer demand, power availability, and regional grid conditions.
Business Strategy
Our business strategy is focused on the development, ownership, and operation of large-scale, power-advantaged digital infrastructure serving hyperscale and enterprise HPC workloads. Our approach is differentiated by:
•
Infrastructure Control and Vertical Integration — We retain majority ownership and direct operational control over core infrastructure assets, including land positions (through ownership or long-term ground leases), interconnection rights, electrical systems, cooling infrastructure, and, where applicable, on-site generation. This vertical integration enables disciplined execution, governance oversight, and infrastructure-style returns.

•
Long-Term, Credit-Enhanced Contracting — Our HPC arrangements are structured as long-term data center leases, typically with base terms ranging from 10 to 25 years, contractual escalators, and renewal and contraction options. Certain projects benefit from investment-grade credit support, materially strengthening the risk profile and durability of contracted revenues.

•
Scalable, Multi-Phase Development — Each campus is designed for modular expansion. Initial phases deliver near-term contracted capacity, while subsequent phases are developed in line with customer deployment schedules and power availability. This phased approach allows us to efficiently convert advantaged infrastructure positions into incremental contracted capacity over time.

Our strategy is designed to produce durable, infrastructure-like cash flows while preserving flexibility to scale alongside accelerating demand for compute.
Evolution of Our Business and Capital Allocation
We have undergone a deliberate strategic transition toward HPC hosting as our primary business. We continue to operate legacy bitcoin mining facilities and leverage this flexible compute load to support early HPC infrastructure development. Going forward capital allocation will be focused on HPC data center development, long-term hosting arrangements, and infrastructure supporting AI-driven compute workloads.
While we currently derive the majority of our revenue from bitcoin mining, HPC hosting is now our primary growth driver and operating focus.

Power Strategy and Responsible Design
Our power strategy emphasizes reliability, efficiency, and responsible integration with regional electric grids. Our campuses are designed to operate with long-duration, cost-competitive power resources that support both customer uptime requirements and broader grid stability.
Our development and operations team brings deep experience in power generation, transmission, interconnection, and large-scale energy infrastructure, which informs site selection, facility design, and day-to-day operations. This expertise enables us to evaluate and develop complex, power-intensive sites efficiently and to structure infrastructure solutions that support high-density, mission-critical compute. We believe this power and infrastructure experience provides meaningful differentiation relative to many data center developers that do not have comparable in-house energy expertise.
As part of this strategy, we expect to acquire and develop sites that may include on-site generation, battery storage, and other dispatchable resources, primarily to enhance reliability for mission-critical compute and to support grid operations where appropriate. These assets are intended to improve operational resilience, enable participation in ancillary services, and reduce congestion and volatility on regional power systems. Rather than relying on a singular energy narrative, we focus on responsible facility design, efficient power utilization, and long-term infrastructure stewardship.
Environmental and Power Considerations
Our approach to environmental and energy considerations is grounded in responsible infrastructure design, operational efficiency, and reliable integration with regional electric grids. We develop and operate digital infrastructure on existing industrial and energy sites, prioritizing reuse of legacy assets and minimizing incremental land disturbance.
Our data center campuses are engineered to support high-density, mission-critical compute while emphasizing efficient power utilization, advanced cooling architectures, and resilient electrical design. These facilities are designed to operate with a range of long-duration power resources, including grid-supplied electricity and, where appropriate, on-site generation.
Our environmental focus is centered on disciplined development, efficient operations, and long-term infrastructure stewardship rather than reliance on any single energy source or environmental attribute.
Our Contracted Facilities
Lake Mariner Data Campus
The Lake Mariner Data Campus is TeraWulf’s flagship HPC campus and a core component of the Company’s contracted HPC platform. Located in Barker, New York on the site of a former coal-fired power plant that was retired and repurposed into a modern digital infrastructure campus, operations commenced in March 2022. The site benefits from substantial existing transmission infrastructure and is designed for scalable expansion.
As of March 31, 2026, the Lake Mariner Data Campus operated 145 MW of legacy bitcoin mining capacity and had 60 MW of critical IT HPC capacity. The campus is undergoing phased expansion to support additional HPC contracted deployments with gross capacity of approximately 500 MW in the near term, with potential expansion to approximately 750 MW, subject to additional approvals from the NYISO.
The Lake Mariner Data Campus sources power from the NYISO Zone A grid, which is characterized by low-cost, low-carbon energy. Of the campus’s total power needs, 90 MW is allocated under an agreement with the New York Power Authority (“NYPA”) executed in February 2022, providing high-load factor power under a ten-year term commencing with NYPA’s initial power delivery.
The Lake Mariner Data Campus is designed to support multiple hyperscale and enterprise tenants through modular, phased development and incorporates advanced liquid-cooling systems, redundant electrical architectures, and scalable mechanical and network infrastructure optimized for high-density GPU deployments.

TeraWulf operates the Lake Mariner Data Campus through its subsidiaries La Lupa Data LLC (“La Lupa”) and Akela Data LLC (“Akela”). Collectively, La Lupa and Akela represent 438 MW of contracted critical IT HPC capacity at the Lake Mariner Data Campus, with some deliveries having commenced in 2025 and others extending into 2026.
La Lupa
In December 2024, La Lupa entered into long-term data center lease agreements with Core42 (the “Core42 Leases”), pursuant to which we committed to deliver 60 MW of critical IT load. The Core42 Leases have an initial ten-year term with two five-year renewal options and include customary provisions governing operating standards, service levels, and expansion rights. Construction commenced in 2024 and continued into 2025; commissioning activities commenced in 2025 with phased deliveries aligned to meet Core42’s deployment schedule.
Akela
In August 2025, Akela entered into three data center lease agreements (the “Akela Fluidstack Leases”) with Fluidstack USA I Inc. (together with its affiliates, “Fluidstack”), a leading AI cloud platform. Under the Akela Fluidstack Leases, we will provide 378 MW of critical IT load at the Lake Mariner Data Campus. The Akela facilities are being developed in multiple phases, with construction having commenced in 2025 and delivery expected to commence in 2026.
The Akela Fluidstack Leases benefit from substantial credit support provided by Google, which supports Fluidstack’s payment and performance obligations under the leases and materially enhances the credit quality and bankability of our contracted lease revenues. This credit support was a key factor in enabling efficient financing and phased development of the Akela facilities.
Abernathy HPC Campus
The Abernathy HPC Campus reflects the extension of our relationship with Fluidstack, also supported by credit enhancement from Google, to an additional site in Texas. The campus is being developed through a joint venture in which we hold a 50.1% ownership interest.
In October 2025, we entered into an amended and restated limited liability company agreement (the “Abernathy Joint Venture Agreement”) with Fluidstack CS I Inc. (the “Fluidstack Member”) to govern the terms of operation of FS CS 1 LLC (the “Abernathy Joint Venture”), which will develop, lease and operate the Abernathy HPC Campus.
The Abernathy HPC Campus is designed for 168 MW critical IT load, representing the full build-out of the site. This capacity is fully pre-leased to Fluidstack USA III under a 25-year data center lease with built-in rent escalators and options for term contraction (the “Abernathy Fluidstack Lease” and, together with the Akela Fluidstack Leases, the “Fluidstack Leases”). Construction is proceeding in phases, with completion and delivery currently targeted for the second half of 2026.
Similar to Akela, the Abernathy Fluidstack Lease benefits from credit support from Google, which provides financial support for Fluidstack’s obligations under the sublease, materially strengthening the risk profile of our contracted revenues and facilitating third-party financing.
Infrastructure First Growth Model
Across all campuses, we prioritize reuse of existing industrial and energy infrastructure, accelerated permitting pathways, and disciplined expansion aligned with customer demand. By combining utility-scale infrastructure control, long-term contracted revenues supported by credit-enhanced counterparties, and a scalable development pipeline, we are positioned to support the growing demand for AI and high-density compute while delivering durable value to shareholders.
Our Strengths
Infrastructure Control and Vertical Integration
Our business is built around long-term control of digital infrastructure assets, including land use through ownership or long-term ground leases, interconnection rights, data center buildings, electrical and cooling systems, and, where applicable, on-site generation. This infrastructure-centric model enables disciplined execution across development and operations, enhances reliability, and supports efficient delivery of large-scale HPC capacity.
Direct control over critical infrastructure allows us to maintain governance authority, manage development risk, and align capital deployment with long-term customer commitments, while supporting transparency and accountability for stakeholders.
Reliable and Cost-Competitive Power Strategy
We develop and operate our campuses in power-advantaged markets with access to long-duration, cost-competitive electricity. Our infrastructure is designed to support high-load-factor operations and mission-critical compute, while maintaining flexibility to integrate grid-supplied power and, where appropriate, on-site dispatchable resources.
This approach supports predictable operating costs, enhances resilience, and enables participation in grid-support mechanisms, positioning the Company to serve hyperscale and enterprise customers with demanding uptime and performance requirements.
Scalable Platform with Embedded Expansion Optionality
Our campuses are designed for modular, phased expansion, allowing capacity to be added efficiently as customer demand materializes. Our development pipeline leverages existing industrial sites, established interconnection, and scalable electrical and cooling architectures to shorten development timelines and reduce execution risk.
At the Lake Mariner Data Campus, we can scale capacity to approximately 500 MW in the near term and up to approximately 750 MW with additional approvals from the NYISO. Together with the Abernathy HPC Campus, the Cayuga Site, the Hawesville Site, as well as the pending Morgantown Site (subject to regulatory approvals, including approval from FERC), this platform supports our objective of contracting 250 MW to 500 MW of new critical IT HPC capacity annually, subject to market conditions and power availability.
Experienced Management and Operations Team
Our senior management team brings decades of experience in energy infrastructure development, ownership, and operations, including large-scale power generation and industrial asset redevelopment. This experience underpins our ability to execute complex projects, manage grid interdependencies, and operate mission-critical infrastructure. To align management incentives with long-term shareholder value, a substantial portion of our senior management and director compensation is equity-based.
We also benefit from the expertise of our subsidiary Beowulf Electricity & Data LLC (“Beowulf E&D”), which supports our development, construction, and operational functions. The Beowulf E&D team has more than 30 years of experience managing large-scale energy facilities and plays a key role in supporting our data center operations.
Recent Developments
Preliminary Estimated Unaudited First Quarter Results
We expect first quarter 2026 revenue to be between $30 million and $35 million, and adjusted EBITDA to be between $0 million and $3 million.
As of March 31, 2026, we had cash, cash equivalents and restricted cash of $3.1 billion and total debt of $5.8 billion, comprised of $2.5 billion of convertible notes at TeraWulf, $3.2 billion of senior secured notes at WULF Compute LLC, and $100 million of delayed-draw bridge loans at TeraWulf's Kentucky subsidiaries.
The preliminary estimated financial results for the first quarter ended March 31, 2026 are based on information available to us as of the date of this prospectus supplement and are subject to revision based upon the completion of our quarter-end financial closing process, a final review by our management and the related external review of our results of operations for the quarter. The unaudited preliminary estimated financial information included herein has been prepared by, and is the responsibility of, our management. Deloitte & Touche LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to this preliminary financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The processes we have used to produce this information required a greater degree of estimation and assumptions than required during a typical period-end closing process. During the completion of such procedures and preparation, we may identify additional items that require material adjustments to the preliminary financial information presented below. The unaudited preliminary estimated financial information should not be considered a substitute for our financial statements for the three months ended March 31, 2026 prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) once they become available. The estimates presented below do not purport to indicate our results of operations for the full first fiscal quarter of 2026 and are not necessarily indicative of any future period or any full fiscal year. Investors should not place undue reliance on this preliminary financial information and should read it together with our audited consolidated financial statements and related notes, our unaudited condensed interim consolidated financial statements and related notes, and our other financial information reported in our Annual Report and our current reports on Form 8-K incorporated by reference in this prospectus supplement. We undertake no obligation to update or revise these amounts as a result of new information or otherwise.
In addition to providing results determined in accordance with U.S. GAAP, we present adjusted EBITDA, which is a non-GAAP financial measure. This measure should not be considered in isolation or as an alternative to U.S. GAAP measures such as net income, cash provided by or used in operating, investing or financing activities or other financial statement data presented in our financial statements included or incorporated by reference in this prospectus supplement. We utilize adjusted EBITDA only supplementally and do not consider it to be a substitute for, or superior to, the information provided by U.S. GAAP financial results. Our adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently.
We have not provided a reconciliation of preliminary adjusted EBITDA to the most comparable GAAP measure of net income/(loss), as such reconciliation would be potentially misleading and not practicable. This is due to the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income/(loss), including but not limited to asset impairments and income tax valuation adjustments, that cannot be calculated at this time without unreasonable effort. Reconciliations of this non-GAAP measure to the most comparable GAAP measure for historical periods will be available in tour quarterly earnings conference call presentations, accessible on the investor section of our website at www.terawulf.com/investors.
Revolving Credit Facility
We have received allocations in respect of a senior secured revolving credit facility in an aggregate principal amount of $250 million (the “Revolving Credit Facility”), subject to negotiation of and finalizing documentation and other closing conditions. The Revolving Credit Facility is expected to mature in April 2030, and to be secured by substantially all of our assets and the assets of certain of our subsidiaries, subject to certain exceptions.
Operational Update
With this enhanced liquidity position, we expect to have sufficient capital to fund the equity component of the Hawesville Site development and to support our near-term capital requirements.
Operationally, we continue to execute on our buildout. As of March 31, 2026, we had fully delivered CB-2, with all Core42 capacity across the Wulf Den, CB-1 and CB-2 generating revenue.
Corporate Information
We were incorporated under the laws of the State of Delaware in February 2021 and commenced trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WULF” on December 14, 2021. Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601. Our telephone number is (410) 770-9500 and our website address is www.terawulf.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).

THE OFFERING
Issuer
TeraWulf Inc.
Securities offered
$800,000,000 of shares of Common Stock.
Option to purchase additional shares of Common Stock
We have granted the underwriters an option to purchase up to $120,000,000 of additional shares of Common Stock at the public offering price less underwriting discounts and commissions. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement.
Shares of Common Stock to be outstanding after this offering
      shares of Common Stock (or      shares of Common Stock if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds
We expect to receive net proceeds from this offering of approximately $       (or approximately $      if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to finance a portion of the cost of construction of a data center at the Hawesville Site, including repayment in full of amounts outstanding under our Bridge Credit Facility, for future site acquisitions and for general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our Common Stock involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.
Nasdaq symbol
“WULF.”
The number of shares of Common Stock to be outstanding immediately after this offering is based on 435,381,960 shares outstanding as of April 10, 2026 and gives effect to the issuance of      shares of Common Stock (or      shares of Common Stock if the underwriters exercise in full their option to purchase additional shares) in this offering, and excludes:
•
4,595,574 shares of Common Stock issuable under our 2021 Omnibus Incentive Plan;

•
47,457,964 shares of Common Stock that are reserved for issuance upon vesting of restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”) granted under the Company’s Inducement Grant;

•
80,879,054 shares of Common Stock that are reserved for issuance pursuant to warrants to purchase the Company’s Common Stock;

•
58,962,250 shares of Common Stock that are reserved for issuance pursuant to potential conversion of the Company’s 2.75% convertible senior notes due 2030 (the “2030 convertible notes”);

•
80,460,200 shares of Common Stock that are reserved for issuance pursuant to potential conversion of the Company’s 1.00% convertible senior notes due 2031 (the “2031 convertible notes”); and

•
51,410,618 shares of Common Stock that are reserved for issuance pursuant to potential conversion of the Company’s 0.00% convertible senior notes due 2032 (the “2032 convertible notes”).

Summary Historical Consolidated Financial Information
The following table sets forth a summary of our consolidated historical financial data as of, and for the periods ended on, the dates indicated. We have derived the annual historical information from our audited consolidated financial statements incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial information should be read in conjunction with “Capitalization” and “Use of Proceeds” and with our audited consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report, which are incorporated by reference into this prospectus supplement.
Consolidated Statement of Operations
	Year Ended December 31,
(in thousands, except number of shares and loss per common share)	2025	2024	2023
Revenue:
Digital asset revenue	$151,556	$140,051	$69,229
HPC lease revenue	16,899	—	—
Total revenue	168,455	140,051	69,229
Costs and expenses:
Cost of revenue (exclusive of depreciation shown below)	82,663	62,608	27,315
Operating expenses	12,115	3,387	2,116
Operating expenses – related party	7,632	4,262	2,773
Selling, general and administrative expenses	139,465	57,883	23,693
Selling, general and administrative expenses – related party	8,292	12,695	13,325
Depreciation	88,597	59,808	28,350
Loss (gain) on fair value of digital currency, net	612	(2,200)	—
Realized gain on sale of digital currency	—	—	(3,174)
Impairment of digital currency	—	—	3,043
Change in fair value of contingent consideration	10,397	—	—
Loss on disposals of property, plant, and equipment, net	4,895	17,824	1,209
Total costs and expenses	354,668	216,267	98,650

Operating loss	(186,213)	(76,216)	(29,421)
Interest expense	(80,248)	(19,794)	(34,812)
Change in fair value of warrants and derivatives	(429,793)	—	—
Loss on extinguishment of debt	—	(6,300)	—
Other income	39,044	3,927	231
Loss before income tax and equity in net (loss) income of investee	(657,210)	(98,383)	(64,002)
Income tax provision	(76)	—	—
Equity in net (loss) income of investee, net of tax	(4,130)	3,363	(9,290)
Gain on sale of equity interest in investee	—	22,602	—
Loss from continuing operations	(661,416)	(72,418)	(73,292)
Loss from discontinued operations, net of tax	—	—	(129)
Net loss	$(661,416)	$(72,418)	$(73,421)

	Year Ended December 31,
(in thousands, except number of shares and loss per common share)	2025	2024	2023
Loss per common share:
Continuing operations	$(1.66)	$(0.21)	$(0.35)
Discontinuing operations	—	—	—
Basic and diluted	$(1.66)	$(0.21)	$(0.35)
Weighted average common shares outstanding:
Basic and diluted	397,608,216	351,315,476	209,956,392
Selected Consolidated Balance Sheet Data
	As of December 31,
(in thousands)	2025	2024
Cash and cash equivalents	$3,266,389	$274,065
Total current assets	3,478,273	281,431
Total assets	6,558,182	787,511
Total current liabilities	1,735,848	51,845
Total liabilities	6,417,737	543,066
Total stockholders’ equity	140,445	244,445

RISK FACTORS
An investment in our Common Stock involves significant risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before you decide to invest in our Common Stock. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our Common Stock.
Risks Related to Our Common Stock and this Offering
The trading price of shares of our Common Stock has been subject to volatility.
The trading price of our Common Stock has been, and is likely to be, volatile, and may be influenced by various factors including the risks, uncertainties and factors described in our Annual Report and our other filings with the SEC, as well as factors beyond our control or of which we may be unaware. If these risks happen and our business and results of operations suffer as a result, the market price of our securities may decline, which could have a material adverse effect on an investment in our securities.
We have issued, and may continue to issue, new shares of our Common Stock, which has a dilutive effect and may impact the price of our Common Stock.
We have broad discretion in the use of the net proceeds from this offering.
We estimate that the net proceeds to us from this offering of Common Stock, after deducting underwriting discounts and commissions and our estimated offering expenses, will be approximately $      (or approximately $      if the underwriters exercise in full their option to purchase additional shares of our Common Stock). Our management will have considerable discretion in the application of net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.
We have financed our strategic growth through our at-the-market (“ATM”) offerings and issuances of our Common Stock.
Our ATM offerings have allowed us to raise capital as needed by tapping into the existing trading market for our shares by selling newly issued shares into the market depending on prevailing market prices. Our efforts to raise capital is for the purpose of executing on development plans and strategic growth opportunities as they arise; however, holders of our Common Stock may experience dilution as a result of our sales of newly issued shares of our Common Stock in such ATM offerings.
The issuance, conversion, or exercise of convertible notes and other convertible securities and warrants will dilute our stockholders’ ownership.
We have issued, and may continue to issue, convertible securities and warrants to business counterparties and institutional investors. We have also issued convertible notes to certain institutional investors in private offerings. The exercise, conversion, or exchange of these instruments, including for other securities, will dilute existing stockholders’ ownership percentages. This dilution may negatively impact our ability to obtain additional capital. Holders of these securities may choose to exercise or convert them at times when we could otherwise secure equity capital on more favorable terms or when our Common Stock is trading above the exercise or conversion price.
Because we do not currently intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.
We currently intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the near future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.
We are and may continue to be subject to short selling strategies.
Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. These short attacks have, in the past, led to selling of shares in the market.
We are, and in the future may be, the subject of unfavorable allegations made by short sellers. For example, in August and October 2024, short sellers published reports that contained certain allegations against us that we believe to be misleading. Any such allegations may be followed by periods of instability in the market price of our shares of common stock and negative publicity. We may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. In addition, any related inquiry or formal investigation from a governmental organization or other regulatory body, including any inquiry from the SEC or the U.S. Department of Justice, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations. Such a situation could be costly and time consuming and could distract our management from operating our business. SEC investigations are generally fact-finding inquiries and do not necessarily mean that the SEC has concluded that we have violated the federal securities laws or that the SEC has a negative view of the Company. Even if such allegations are ultimately proven to be groundless, allegations against us could adversely impact our business, and cause downward pressure and increased volatility in the price of our shares of common stock. In October 2024, we received an inquiry from the SEC relating to the allegations in the recent short seller reports relating to the sources of electricity used in our operations and the proportion of energy attributable to zero-carbon energy sources. We believe these allegations to be misleading and cooperated fully with the SEC. On January 31, 2025, the SEC informed us that the investigation was closed and that the SEC does not intend to recommend an enforcement action by the SEC against the Company.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering of Common Stock, after deducting underwriting discounts and commissions and our estimated offering expenses, will be approximately $      (or approximately $      if the underwriters exercise in full their option to purchase additional shares of our Common Stock).
We intend to use the net proceeds of this offering to finance a portion of the cost of construction of a data center at the Hawesville Site, including repayment in full of amounts outstanding under our Bridge Credit Facility, for future site acquisitions and for general corporate purposes. The interest rate for borrowings under the Bridge Credit Facility was 6.4% per annum as of March 31, 2026 and the Bridge Credit Facility has a stated maturity of March 24, 2027.
Certain of the underwriters or their affiliates are lenders under the Bridge Credit Facility and such underwriters or their affiliates will receive a portion of the proceeds of this offering. See “Underwriting.”

CAPITALIZATION
The following sets forth our capitalization on a consolidated basis as of December 31, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the consummation of this offering and the application of net proceeds as described under “Use of Proceeds.”

This table should be read in conjunction with the other sections of this prospectus supplement and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2025
(in millions)	Actual	As Adjusted
Cash and cash equivalents	$3,266	$
Debt:
2030 senior secured notes(1)	$3,099		$3,099
2030 convertible notes(2)	490		490
2031 convertible notes(3)	584		584
2032 convertible notes(4)	999		999
Total debt	5,172		5,172
Stockholder’s equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding, actual and as adjusted	—		—
Common stock, $0.001 par value, 950,000,000 shares authorized, 444,534,694 shares issued and 420,065,944 shares outstanding, actual, and shares issued and shares outstanding, as adjusted	—		—
Additional paid in capital	1,285		1,285
Treasury stock at cost, 24,468,750 shares, actual and as adjusted	(151)		(151)
Accumulated deficit	(994)		(994)
Total stockholders’ equity	140
Total capitalization	$5,312	$

(1)
As of December 31, 2025, the outstanding principal balance of the 2030 senior secured notes was $3,200.0 million.

(2)
As of December 31, 2025, the outstanding principal balance of the 2030 convertible notes was $500.0 million.

(3)
As of December 31, 2025, the outstanding principal balance of the 2031 convertible notes was $1,000.0 million.

(4)
As of December 31, 2025, the outstanding principal balance of the 2032 convertible notes was $1,025.0 million.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our Common Stock by Non-U.S. Holders (as defined below) that purchase our Common Stock pursuant to this offering. Except as expressly provided below, this discussion applies only to Non-U.S. Holders that hold such Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).
For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is a holder of our Common Stock other than:
•
an individual citizen or resident individual of the United States, as determined for U.S. federal income tax purposes;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if it (i) is subject to the primary supervision of a court within the United States and that has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a partnership or other pass-through entity that acquires our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of our Common Stock.
This discussion is not a complete analysis or listing of all of the possible tax consequences of acquiring, owning and disposing of our Common Stock and does not address all tax considerations that might be relevant to a Non-U.S. Holder in light of its particular circumstances or to Non-U.S. Holders that may be subject to special treatment under U.S. federal tax laws, including, without limitation: banks, insurance companies, and other financial institutions; brokers, dealers or traders in securities or currencies or other persons that generally mark their securities to market for U.S. federal income tax purposes; foreign governments and non-U.S. pension funds; U.S. expatriates and former citizens or long-term residents of the United States; “passive foreign investment companies,” “controlled foreign companies” and corporations that accumulate earnings to avoid U.S. federal income tax; tax-exempt organizations or governmental organizations; persons that will receive our Common Stock as compensation; retirement plans; regulated investment companies; real estate investment trusts; certain holders who hold our Common Stock as part of a straddle, hedge or other integrated transaction; or persons that own, directly, indirectly or constructively, more than five percent of our Common Stock (except to the extent specifically set forth below). Furthermore, this summary does not address U.S. federal tax laws other than U.S. federal income tax laws (such as U.S. federal estate or gift tax, the net investment income tax, or any alternative minimum tax), nor does it address any aspects of U.S. state or local or non-U.S. laws. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of those rules.
The following discussion is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), U.S. judicial decisions and administrative pronouncements, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. There can be no assurance that a change in law will not significantly alter the tax considerations that are described in this summary. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below.

The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our Common Stock and no opinion is being provided with respect to the U.S. federal income tax consequences to any such holder or prospective holder. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local and applicable non-U.S. tax laws of the acquisition, ownership and disposition of our Common Stock.
Sale, Exchange or Other Taxable Disposition of Our Common Stock
Except as described below under “— Information Reporting and Backup Withholding Tax,” and “— Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange, redemption or other disposition of our Common Stock unless:
•
the gain is effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), in which case, such gain will be taxed as described in “— Effectively Connected Income,” below;

•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the gain derived from the sale or other disposition, which gain may be offset by U.S.-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever is shorter, and certain other conditions are met, in which case, such gain will be taxed as described in “— Effectively Connected Income,” below.

In general, we would be a United States real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and other assets used or held for use in a trade or business. We have not determined whether we were previously or may have become a United States real property holding corporation. Furthermore, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance we will not become a United States real property holding corporation in the future.
Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of Common Stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period, and (2) our Common Stock is regularly traded on an established securities market (as determined under the Code). While our Common Stock is currently regularly traded on an established securities market, there can be no assurance that it will continue to be so traded in the future. If our Common Stock were not considered to be regularly traded on an established securities market at the time of an applicable disposition, a transferee of Common Stock could be required to withhold 15% of the gross proceeds paid to the Non-U.S. Holder and to remit such amount to the IRS. Non-U.S. Holders should consult their tax advisors about the U.S. federal income tax consequences that could result if we are, or become, a United States real property holding corporation.
Distributions
While we do not currently expect to make distributions in respect of our Common Stock in the near future, if we were to make distributions of cash or property in respect of our Common Stock, or if any deemed distributions arise with respect to our Common Stock for applicable U.S. federal income tax purposes, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the Non-U.S. Holder’s tax basis in shares of our Common Stock, and thereafter will be treated as capital gain (which will be treated in the manner described above under “— Sale, Exchange or Other Taxable Disposition of Our Common Stock”).
Except as described below under “— Effectively Connected Income,” and subject to the discussion below under “— Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on the portion of any distribution in respect of Common Stock held by such Non-U.S. Holder that is treated as a dividend. However, except to the extent that we elect (or the paying agent or other intermediary through which a Non-U.S. Holder holds our Common Stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case the Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.
In order to demonstrate eligibility for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form (or, in each case, an appropriate successor form) certifying under penalty of perjury such shareholder’s status as a Non-U.S. Holder and entitlement to benefits under the applicable treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.
Dividend income that is effectively connected with the conduct of a trade or business within the U.S. by a Non-U.S. Holder will be taxed in the manner described in “— Effectively Connected Income” below.
Effectively Connected Income
If gain on the sale, exchange, redemption or other taxable disposition of our Common Stock or dividend income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States, such income or gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that the Non-U.S. Holder maintains in the United States), including, with respect to gain on the taxable disposition of our Common Stock, by virtue of our being or having been a “United States real property holding corporation” (as described above under “— Sale, Exchange or Other Taxable Disposition of Our Common Stock”), generally, such income is not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied, including providing a properly executed IRS Form W-8ECI or other applicable form (or, in each case, an appropriate successor form)), and instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate or at a lower rate prescribed by an applicable income tax treaty.
Information Reporting and Backup Withholding Tax
We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder of our Common Stock will generally be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.
The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will not be subject to information reporting or backup withholding if the shareholder provides the certification described above to the applicable withholding agent or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will generally not be subject to information reporting or backup withholding. Non-U.S. Holders of our Common Stock should consult their tax advisors on the application of information reporting and backup withholding in light of their particular circumstances.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a shareholder may be refunded by the IRS or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA” for Foreign Account Tax Compliance Act) impose withholding of 30% on dividends on, and (subject to the proposed regulations discussed below) proceeds from sales or other taxable dispositions of, Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities, whether such institutions or entities are the beneficial owners or intermediaries, unless various U.S. information reporting, due diligence and withholding requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Proposed regulations would eliminate the requirements under FATCA in respect of withholding on gross proceeds from sales or taxable dispositions, and the preamble to the proposed regulations provides that taxpayers may rely on these proposed regulations pending their finalization. Non-U.S. Holders should consult their tax advisors regarding the implications of the rules under FATCA in their particular circumstances.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC
Total
The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $      per share. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $120,000,000 of additional shares of our Common Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional $120,000,000 of additional shares of our Common Stock.
Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $     . We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $     .
Our common stock is listed on The Nasdaq Capital Market LLC under the trading symbol “WULF.”
We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we will not, and will not publicly disclose the intention to, during the period ending 30 days after the date of this prospectus supplement, or restricted period, (1) offer, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to any of our securities that are substantially similar to the common stock, including but not limited to any securities that are convertible into, exercisable or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise (other than (A) the shares of common stock offered hereby, (B) pursuant to equity incentive plans existing on, or pursuant to the terms of securities convertible, exercisable or exchangeable for common stock or other substantially similar securities outstanding as of the date of this prospectus supplement and disclosed in this prospectus supplement, (C) pursuant to the terms of securities exercisable for common stock issued after the date of prospectus supplement pursuant to equity incentive plans existing on the date of this prospectus supplement and disclosed in this prospectus supplement, (D) registration statements on Form S-8 or any successor form, (E) the entry into an agreement providing for the issuance of, or the actual issuance of, shares of common stock or securities that are convertible into, exercisable or exchangeable for, or that represent the right to receive common stock, in connection with one or more license agreements, collaboration agreements or joint ventures; provided that in the case of this clause (E), the aggregate number of shares of common stock that we may issue or sell or agree to issue or agree to sell shall not exceed 5% of the total number of shares of common stock issued and outstanding as of the date of this prospectus supplement, and that we shall (1) cause each recipient of such securities to execute and deliver to the representatives, on or prior to the issuance of such securities, a lock-up agreement, and (2) enter stop transfer instructions with the transfer agent and registrar on such securities, which we agree not to waive or amend without the prior written consent of the representatives.
We have agreed that, for a period of 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of Morgan Stanley & Co. LLC: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the U.S. Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in (i) or (ii) is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly disclose the intention to undertake any of the foregoing actions described in clause (i) or (ii), other than (A) the notes to be sold in this offering and any shares of our common stock issuable upon conversion of the notes, (B) our entry into, and performance of our obligations under, the capped call confirmations, (C) any shares of common stock issued upon the exercise of options or settlement or vesting of restricted stock units or other equity awards, granted under existing equity incentive plans, (D) the grant of equity awards under existing equity incentive plans, (E) the filing of a registration statement on Form S-8 with respect to existing employee benefit plans, (F) shares of Common Stock issued pursuant to any exercise of outstanding warrants and (G) the issuance of or entry into an agreement to issue shares of common stock or securities convertible into, exchangeable for or that represent the right to receive shares of common stock in connection with the acquisition by us or any of our subsidiaries (whether by means of merger, stock purchase, asset purchase or otherwise) of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, or in connection with joint ventures, commercial relationships or other strategic transactions, provided that (x) the aggregate number of shares of common stock issuable pursuant to this exemption shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following the issuance of the notes and (y) the recipient of any such shares delivers to Morgan Stanley & Co. LLC a lock-up agreement with respect to such shares.
Each of our directors and officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, through the 30-day restricted period (the “Restricted Period”) after the date of this prospectus supplement, may not, without the prior written consent of Morgan Stanley & Co. LLC or pursuant to certain limited exceptions, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.
The restrictions set forth in the immediately preceding paragraph shall not apply to transfers:
(i)
as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)
by will or intestacy,

(iii)
to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(iv)
to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi)
if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the lock-up party,

(vii)
by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii)
to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix)
as part of a sale of the lock-up party’s Lock-Up Securities acquired in open market transactions after the closing date for this Offering,

(x)
to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the applicable lock-up agreement,

(xi)
in the case of our executive officers, sales in open market transactions during the Restricted Period to generate such amount of net proceeds from such sales (after deducting commissions) in an aggregate amount up to the total amount of taxes or estimated taxes (as applicable) that become due as a result of the vesting and/or settlement of Company equity awards held by the lock-up party and issued pursuant a stock incentive plan or other equity award plan, provided any securities retained by the lock-up party, shall be subject to the terms of the applicable lock-up agreement, or

(xii)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed during the Restricted Period, the lock-up party’s Lock-Up Securities shall remain subject to the foregoing restrictions during the Restricted Period, provided that (A) in the case of any transfer or distribution pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver a lock-up agreement, (B) in the case of any transfer or distribution pursuant to clauses (i), (iii), (iv), (v), (vi), and (ix), no filing by any such party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, as amended, or other public announcement shall be required or voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period) and (C) in the case of any transfer or distribution pursuant to clauses (ii), (vii), (viii), (x), (xi), and (xii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
In addition, the foregoing restrictions shall not apply to:
(i)
the exercise of outstanding options, settlement of restricted stock units or other equity awards or the exercise of warrants; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall continue to be subject to the restrictions set forth herein;

(ii)
the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock; provided that any such shares of common stock or warrants received upon such conversion shall continue to be subject to the restrictions set forth herein;

(iii)
sales or transfers of shares of common stock pursuant to a written plan for trading securities that is designed to satisfy the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) in effect as of the date hereof, provided that any filing under Section 16 of the Exchange Act made in connection with such sales shall clearly indicate in the footnotes thereto that such disposition of shares was pursuant to a 10b5-1 Plan; and

(iv)
the establishment of 10b5-1 Plans; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a Relevant State) no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or SFA) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(d)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(e)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland
This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act, or FinSA:
(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Australia
This prospectus supplement and the accompanying prospectus:
(a)
do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or Corporations Act;

(b)
have not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

(c)
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive prospectus, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this prospectus supplement and the accompanying prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those shares for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

LEGAL MATTERS
Certain legal matters in connection with the offering of the securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. The underwriters have been represented by DLA Piper LLP (US), New York, New York.
EXPERTS
The financial statements of TeraWulf Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein and in the registration statement, and the effectiveness of TeraWulf Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated herein by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of TeraWulf Inc. as of and for the year ended December 31, 2023, incorporated by reference herein and in the registration statement, have been audited by RSM US LLP, an independent registered accounting firm, as stated in their report dated thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
TeraWulf Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is traded on the Nasdaq Stock Market LLC under the symbol “WULF.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2026.

Prospectus

i

ABOUT THIS PROSPECTUS
To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.
You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “TeraWulf,” “we,” “us” and “our” refer to TeraWulf Inc.

WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed on February 27, 2026);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement for the 2025 Annual Meeting of Stockholders filed with the SEC on March 26, 2025; and

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our Current Reports on Form 8-K filed on February 2, 2026 and March 16, 2026 (other than information furnished pursuant to Item 7.01 of such reports).

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus.
You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
TeraWulf Inc.
Attention: Stefanie Fleischmann, Chief Legal Officer
9 Federal Street
Easton, Maryland 21601
Telephone: (410) 770-9500

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:
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the ability to complete our data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates;

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the ability to attract additional customers to lease our high-performance computing data centers;

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the need to raise additional capital to meet our business requirements in the future, which may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, could significantly dilute the ownership interests of TeraWulf’s shareholders;

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adverse geopolitical or economic conditions, including a high inflationary environment and the implementation of new tariffs and more restrictive trade regulations;

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security threats or unauthorized or impermissible access to our data centers, our operations or our digital wallet;

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counterparty risk with respect to our digital asset custodian and our mining pool provider;

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employment workforce factors, including the loss of key employees;

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changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;

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conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in the value of bitcoin;

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currency exchange rate fluctuations; and

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other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this prospectus.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY
TeraWulf Inc. is a vertically integrated owner, developer, and operator of large-scale digital infrastructure in the United States, purpose-built to support high-performance computing (“HPC”) workloads, including artificial intelligence (“AI”), machine learning, and advanced cloud applications.
Our strategy is grounded in controlling infrastructure at utility scale and pairing compute-optimized facilities with reliable, long-duration power resources. By controlling land use through ownership or long-term ground leases, together with interconnection rights, electrical and cooling infrastructure, and, where applicable, on-site generation, we deliver resilient, cost-efficient capacity to hyperscale and enterprise customers through long-term hosting arrangements. These hosting arrangements are typically structured as long-term data center leases, generally ranging from 10 to 25 years, and in certain cases benefit from investment-grade credit support, enhancing the durability and finance ability of contracted revenues.
This infrastructure-first approach enables TeraWulf to serve Tier-1 counterparties while maintaining operational control, development flexibility, and disciplined capital allocation.
Our platform is differentiated by long-term control of utility-scale infrastructure, deep in-house power and grid expertise, and a scalable development model supported by long-term, credit-enhanced customer contracts.
For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, telephone (410) 770- 9500.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:
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debt repayment;

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repurchases of shares of our common stock;

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working capital; and/or

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capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
Shares Outstanding.   We are authorized to issue up to 950,000,000 shares of common stock, par value $0.001 per share. As of April 10, 2026, we had 435,381,960 shares of common stock issued and outstanding.
Dividends.   Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.
Voting Rights.   Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of shares of our common stock are entitled to one vote per share on matters to be voted on by stockholders.
Other Rights.   In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.
Fully Paid.   The issued and outstanding shares of our common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.
Preferred Stock
We are authorized to issue up to 100,000,000 shares of preferred stock from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, we had 0 shares of preferred stock issued and outstanding.
Limitation on Liability of Directors and Officers
We are a Delaware corporation. Our amended and restated certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:
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any breach of the director’s duty of loyalty to the Company or our stockholders;

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any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and

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any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of the Company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threatened to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.
We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could make the following more difficult:
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acquisition of us by means of a tender offer;

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acquisition of us by means of a proxy contest or otherwise; or

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removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.
Size of Board of Directors and Vacancies
Our amended and restated certificate of incorporation provides that our board of directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Except for directors elected by the holders of any series of preferred stock, any director or our entire board of directors may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board of directors, or by a sole remaining director.
Restriction on Stockholder Action by Written Consent
Except as otherwise provided in any certificate of designation for any series of preferred stock, our amended and restated certificate of incorporation eliminates the right of our stockholders to act by written consent in lieu of a meeting of stockholders. Stockholder action must take place at the annual or a special meeting of our stockholders.
Stockholder Meetings
Under our amended and restated bylaws, special meetings of our stockholders may be called at any time by, and only by, (i) our board of directors, (ii) at any time prior to the first date on which Stammtisch and Stammtisch Affiliates (each as defined therein) cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock entitled to vote generally for the election of our directors representing at least fifteen percent (15%) (as adjusted for stock splits, reverse stock splits and similar transactions) of such shares of capital stock owned by Stammtisch and Stammtisch Affiliates, by the chairperson of our board of directors upon written request by Stammtisch delivered in writing to our board of directors, or (iii) the Secretary upon proper written request given by or on behalf of one or more stockholders who hold at least fifty percent (50%) of the voting power of all outstanding shares of common stock.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Delaware Anti-Takeover Law
We are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three (3) years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
No Cumulative Voting
Neither our amended and restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting in the election of directors.
Forum for Adjudication of Disputes
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of TeraWulf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of TeraWulf to TeraWulf or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our amended and restated certificate of incorporation also provides that, unless TeraWulf consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions set forth in our amended and restated certificate of incorporation do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar
Our transfer agent and registrar is Equiniti Trust Company.
Listing
Our shares of common stock are listed on The Nasdaq Capital Market under the ticker symbol “WULF.”

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of TeraWulf Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Wilmington Trust Company, National Association, as trustee. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of TeraWulf Inc. and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered or bearer form and certificated or uncertificated form; and

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may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
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the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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the price or prices of the debt securities of the series at which such debt securities will be issued;

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whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

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any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

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the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

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if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

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the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any co-issuer;

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the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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securities in bearer form;

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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “— Limitations on Issuance of Securities in Bearer Form” below.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:
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as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

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as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

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as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form
The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
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default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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failure to pay interest on the debt securities of that series within 30 days of the due date;

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failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

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failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

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certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
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such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

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the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

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the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
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reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

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reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

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change the provisions applicable to the redemption of any debt securities;

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make any debt securities payable in money or securities other than those stated in the debt securities;

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impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

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except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

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in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to cure any ambiguity, omission, defect or inconsistency;

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to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

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to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;
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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

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to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

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to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

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to approve a particular form of any proposed amendment;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

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to comply with the rules of any applicable depositary;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not TeraWulf Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not TeraWulf Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.
Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, TeraWulf Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
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the title of such debt warrants;

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the offering price for such debt warrants, if any;

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the aggregate number of such debt warrants;

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the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution or adjustment provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrants; and

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any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

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the offering price for such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the offered securities purchasable upon exercise of such warrants;

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if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution provisions of such warrants, if any;

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the redemption or call provisions, if any, applicable to such warrants; and

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any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

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the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

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any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special United States federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We may offer and sell the securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

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directly to one or more other purchasers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through agents on a best-efforts basis; or

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otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
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enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

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loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
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the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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any commissions allowed or paid to agents;

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any other offering expenses;

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any securities exchanges on which the securities may be listed;

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the method of distribution of the securities;

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the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:
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at a fixed price or prices that may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

Such sales may be effected:
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in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in transactions in the over-the-counter market;

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in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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through the writing of options; or

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through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The financial statements of TeraWulf Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated herein by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of TeraWulf Inc. for the year ended December 31, 2023 incorporated in this registration statement by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Common Stock
Lead Bookrunning Manager
Morgan Stanley
           , 2026